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                                                                      Exhibit 24


                               POWER OF ATTORNEY


     The Pepsi Bottling Group, Inc. ("PBG") and each of the undersigned officers or directors of PBG do hereby appoint Pamela C. McGuire and Steven M. Rapp, as true and lawful attorneys-in-fact to execute and file on behalf of PBG and the undersigned, any amendment or supplement to PBG's Annual Report on Form 10-K for the fiscal year ended December 25, 1999, with the Securities and Exchange Commission, any stock exchange or any governmental official or agency, with all exhibits thereto and other documents in connection therewith, and each of such attorneys-in-fact shall have the power to act hereunder with or without the other.

     IN WITNESS WHEREOF, the undersigned has executed this instrument as of March 3, 2000.

                                     The Pepsi Bottling Group, Inc.


                                     By:     /s/ Pamela C. McGuire
                                             Pamela C. McGuire
                                             Senior Vice President, General
                                             Counsel and Secretary


/s/ Craig E. Weatherup/s/                    Thomas W. Jones
Craig E. Weatherup                           Thomas W. Jones
Chairman and Chief Executive Officer         Director


/s/ Peter A. Bridgman                        /s/Thomas H. Kean
Peter A. Bridgman                            Thomas H. Kean
Senior Vice President and Controller         Director
(Chief Accounting Officer)


/s/ John T. Cahill                           /s/ Susan D. Kronick
John T. Cahill                               Susan D. Kronick
Executive Vice President, Chief              Director
Financial Officer and Director


/s/ Linda G. Alvarado__                      /s/ Robert F. Sharpe, Jr.
Linda G. Alvarado                            Robert F. Sharpe, Jr.
Director                                     Director


/s/ Barry H. Beracha                         /s/ Karl M. von der Heyden
Barry H. Beracha                             Karl M. von der Heyden
Director                                     Director